UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

MEDIA GENERAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St. Richmond, VA	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 649-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2009, H.R.3548 - Worker, Homeownership, and Business Assistance Act of 2009 became law. Included in this new law was a provision that allows businesses to carry back net operating losses in 2008 or 2009 up to five years. As a result of this law, Media General, Inc. (the “Company”) expects to carry its 2009 net operating loss back; the Company currently estimates it will recognize an income tax benefit in the fourth quarter of 2009 (exclusive of intraperiod tax allocation) and receive a cash refund in 2010 in the range of $25 million to $30 million. The Company expects to use the cash refund for debt repayment. The passage of this tax law change will not alter the substance of the additional income tax expense the Company expects to record in the coming years as described in its most recent Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009

MEDIA GENERAL, INC.
(Registrant)

By:	/S/ JOHN A. SCHAUSS
Name:	John A. Schauss
Title:	Vice President – Finance and Chief Financial Officer